Exhibit 99.1

For Immediate Release	CONTACT:
Bill Newbould Endo Pharmaceuticals (610) 558-9800

ENDO PHARMACEUTICALS REPORTS
2003 SECOND QUARTER RESULTS

CHADDS FORD, Pa., July 24, 2003 — Endo Pharmaceuticals Holdings Inc. (Nasdaq: ENDP), a specialty pharmaceutical company with market leadership in pain management, today reported financial results for the second quarter and six months ended June 30, 2003.

Driven by continued strong growth of the company’s lead products, Percocet® and Lidoderm®, net sales for the second quarter of 2003 increased 41% to $152.0 million compared with $107.9 million for the second quarter of 2002. Net income for the second quarter of 2003 increased 105% to $45.2 million from $22.0 million in the comparable 2002 period. Diluted earnings per share for the second quarter of 2003 were $0.34 compared with $0.22 in the comparable 2002 period. As detailed in the Supplemental Financial Information below, adjusted earnings per share for the second quarter of 2003 increased to $0.35 per diluted share compared with $0.22 in the comparable 2002 period. As detailed in the Supplemental Financial Information below, consolidated EBITDA for the 2003 second quarter was $76.5 million compared with $45.1 million in the year-ago second quarter.

“We are extremely pleased with our strong financial performance during the second quarter of 2003,” said Carol A. Ammon, chairman and chief executive officer. “We continue to benefit from the growing market acceptance of Lidoderm®, a targeted topical analgesic patch, and our most recently introduced strengths of Percocet®, which provide effective pain relief at reduced levels of acetaminophen.”

“We are revising our guidance upward for 2003 and believe that we are well-positioned to achieve net sales of approximately $535 million and consolidated EBITDA of approximately $238 million. We anticipate earnings per share for the year ended December 31, 2003 to be approximately $0.77 and adjusted earnings per share to be approximately $ 1.08,” said Ms. Ammon.

“Our revised 2003 guidance reflects our continued assumption of generic Percocet® competition by late third quarter 2003 and our assumption of competition on our generic extended-release morphine sulfate product early in the third quarter of 2003. On July 3, 2003, the FDA approved two strengths of another company’s version of generic extended-release morphine sulfate (100 mg and 200 mg). There are currently five marketed strengths of generic extended-release morphine sulfate. In addition, we expect Lidoderm® net sales to be approximately $175 to $180 million in 2003,” said Ms. Ammon. Of course, there can be no assurance of Endo achieving these numbers.

Adjusted earnings per share for 2003 exclude a non-cash compensation charge, net of tax, of approximately $.23 per share, manufacturing transfer costs, net of tax, of $.03 per share and estimated payments to partners

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for successful achievement of regulatory milestones, net of tax, of $.05 per share. These amounts do not include the non-cash compensation charge that may arise as a result of the vesting of the approximately 5.0 million outstanding Class C4 stock options. If this vesting occurs, this charge will be substantial. For example, the vesting of the approximately 5.0 million outstanding Class C4 stock options will result in an additional pre-tax compensation charge to the company, which would be approximately $75 million, if the market price of our stock is $17.29 on the date vesting occurs. No additional shares of company common stock will be issued, however, because these stock options are exercisable only into shares of company common stock that are held by Endo Pharma LLC. Accordingly, these stock options do not dilute the public shareholders.

Year-to-Date Results

For the six months, net sales were $304.3 million in 2003, up 74% from $174.9 million in 2002. Operating income rose 112% to $99.8 million for the six months ended June 30, 2003 versus $47.1 million for the comparable period in 2002. As detailed in the Supplemental Financial Information below, consolidated EBITDA for the first half of 2003 was $156.0 million compared with $60.9 million in the same period of 2002.

Diluted earnings per share for the six months ending June 30, 2003 were $0.46 compared with $0.27 in the comparable 2002 period. As detailed in the Supplemental Financial Information below, adjusted earnings per share for the six months ended June 30, 2003 increased to $0.71 per diluted share compared with $0.28 in the comparable 2002 period.

Use of Non-GAAP Measures – Consolidated EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share:

Consolidated EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share are non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles in the United States and may be different from non-GAAP financial measures used by other companies. We refer to these non-GAAP financial measures in making operating decisions because we believe they provide meaningful supplemental information regarding our operational performance. For instance, we believe that these non-GAAP financial measures facilitate our internal comparisons to our historical operating results and comparisons to competitors’ results. We include these non-GAAP financial measures in our earnings announcements because we believe they are useful to investors in allowing for greater transparency related to supplemental information used by us in our financial and operational decision-making. In addition, we have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time. Further, we believe that these non-GAAP financial measures may be useful to investors as we are aware that certain of our significant stockholders utilize these measures to evaluate our financial performance. Finally, these measures are considered by the Compensation Committee of our Board of Directors in assessing the performance and compensation of substantially all of our employees, including our executive officers. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this earnings announcement to their most directly comparable GAAP financial measures as provided with the financial statements included in this press release and are encouraged to read the definition of Consolidated EBITDA and the description of the reconciling items at the end of this press release.

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Supplemental Financial Information

A reconciliation of net income as determined by GAAP to adjusted net income for the three months ended June 30, 2003 and June 30, 2002 is as follows:

	(Unaudited)
	Three Months Ended
	June 30,

	2003	2002

	(in thousands)
GAAP net income	$45,168	$22,001
Add: Income tax	27,975	13,052

GAAP income before income tax	73,143	35,053
Add: Manufacturing transfer costs	1,528	1,301

Adjusted income before income tax	74,671	36,354
Pro forma income tax	28,559	13,536

Adjusted net income	$46,112	$22,818

Diluted weighted average shares outstanding	132,667	102,271
GAAP diluted earnings per share	$.34	$.22
Add: Manufacturing transfer costs, net of tax	.01	.00

Adjusted diluted earnings per share	$.35	$.22

A reconciliation of net income as determined by GAAP to adjusted net income for the six months ended June 30, 2003 and June 30, 2002 is as follows:

	(Unaudited)
	Six Months Ended
	June 30,

	2003	2002

	(in thousands)
GAAP net income	$61,527	$27,377
Add: Income tax	38,136	16,425

GAAP income before income tax	99,663	43,802
Add: Non-cash compensation charge	48,514	—
Add: Manufacturing transfer costs	3,163	1,301

Adjusted income before income tax	151,340	45,103
Pro forma income tax	57,910	16,913

Adjusted net income	$93,430	$28,190

Diluted weighted average shares outstanding	132,419	102,276
GAAP diluted earnings per share	$.46	$.27
Add: Non-cash compensation charge, net of tax	.23	—
Add: Manufacturing transfer costs, net of tax	.02	.01

Adjusted diluted earnings per share	$.71	$.28

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The following table presents a reconciliation of net income as determined by GAAP to consolidated EBITDA for the three months ended June 30, 2003 and June 30, 2002:

	(Unaudited)
	Three Months Ended
	June 30,

	2003	2002

	(in thousands)
GAAP net income	$45,168	$22,001
Add: Income tax	27,975	13,052
Add: Interest expense, net	22	1,649

GAAP operating income	73,165	36,702
Add: Depreciation and amortization	1,365	691
Add: Non-cash manufacturing charges	437	6,384
Add: Manufacturing transfer costs	1,528	1,301

Consolidated EBITDA	$76,495	$45,078

The following table presents a reconciliation of net income as determined by GAAP to consolidated EBITDA for the six months ended June 30, 2003 and June 30, 2002:

	(Unaudited)
	Six Months Ended
	June 30,

	2003	2002

	(in thousands)
GAAP net income	$61,527	$27,377
Add: Income tax	38,136	16,425
Add: Interest expense, net	153	3,271

GAAP operating income	99,816	$47,073
Add: Depreciation and amortization	2,717	1,476
Add: Non-cash manufacturing charges	1,793	11,081
Add: Non-cash compensation charge	48,514	—
Add: Manufacturing transfer costs	3,163	1,301

Consolidated EBITDA	$156,003	$60,931

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The following table presents a reconciliation of forecasted net income as determined by GAAP to forecasted consolidated EBITDA for the year ended December 31, 2003:

(Unaudited)
Year Ended
December 31,
2003

(in millions)
GAAP net income	$103.0
Add: Income tax	62.0
Add: Interest expense, net	—

GAAP operating income	165.0
Add: Depreciation and amortization	5.5
Add: Non-cash manufacturing charges	2.5
Add: Non-cash compensation charge	48.5
Add: Milestone payments to partners	11.5
Add: Manufacturing transfer costs	5.0

Consolidated EBITDA	$238.0

Product Review

Percocet®. Net sales of Percocet® were $52.4 million for the three months ended June 30, 2003, a gain of 29% from $40.6 million in the same period of 2002. “This growth reflects the continued broad market acceptance of Percocet®’s most recent formulations, 7.5/325 and 10/325, which provide effective pain management at a reduced dose of acetaminophen,” Ms. Ammon noted. For the first half, sales were $107.9 million in 2003 versus $64.1 million in 2002, a 68% increase. Prescription growth for Percocet® was up 23% and dispensed unit growth was up 38% in the second quarter of 2003 compared with the comparable 2002 period. Prescription growth for Percocet® was up 28% and dispensed unit growth was up 43% for the first half of 2003 compared with the comparable 2002 period.

Lidoderm®. For the second quarter of 2003, net sales of Lidoderm® grew to $50.6 million versus $25.8 million in the same period of 2002. “We are extremely pleased with the strong performance of Lidoderm® and expect continued significant growth from this patent-protected product in the future,” said Ms. Ammon. For the first half, net sales of Lidoderm® rose to $92.1 million for the six months in 2003 compared with $35.8 million in the same period a year ago. Prescription growth for Lidoderm® was up 94% and dispensed unit growth was up 106% in the second quarter of 2003 versus the comparable 2002 period. Prescription growth for Lidoderm® was up 95% and dispensed unit growth was up 107% for the first half of 2003 versus the comparable 2002 period.

Other branded products. Combined sales of all other branded products were $8.1 million and $15.5 million for the second quarter and six months in 2003 compared with $4.3 million and $9.6 million in the respective periods of 2002.

Generic products. Led by growth in morphine sulfate extended-release tablets and Endocet®, sales from generic products rose to $40.9 million in the second quarter, up 10% from $37.2 million in the year-ago quarter, and increased to $88.8 million for the first six months, a 36% increase from $65.4 million in the first half of 2002.

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Note to Investors

Endo will conduct a conference call with financial analysts to discuss this news release today at 11:00 a.m. ET. Investors and other interested parties may access the conference call by dialing (800) 305-2862 (domestic) or (706) 634-1979 (international). Please dial in 10 minutes prior to the scheduled start time. A replay of the call will be available from July 24, 2003 at 2:00 p.m. ET by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international), passcode 1782951, and will run until 12:00 a.m. ET on July 31, 2003.

A simultaneous webcast of the call for interested investors and others may be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until 12:00 a.m. ET on August 8, 2003. The replay can be accessed by clicking on “Events” in the Investor Relations section of the website.

About Endo

Endo Pharmaceuticals Holdings Inc. is a fully integrated specialty pharmaceutical company with market leadership in pain management products. Through its Endo Pharmaceuticals Inc. subsidiary, the company researches, develops, produces and markets a broad product offering of both branded and generic pharmaceuticals, meeting the needs of healthcare professionals and consumers alike. More information, including this and past press releases of Endo Pharmaceuticals Holdings Inc., is available online at www.endo.com.

Forward Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions, current expectations, estimates and projections. Statements that are not historical facts, including statements which are preceded by, followed by, or that include, the words “believes,” “anticipates,” “plans,” “expects” or similar expressions and statements are forward-looking statements. Endo’s estimated or anticipated future results, product performance or other non-historical facts are forward-looking and reflect Endo’s current perspective on existing trends and information. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially from those expressed or implied by these forward-looking statements. The reader should not rely on any forward-looking statement. The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. Several important factors, in addition to the specific factors discussed in connection with these forward-looking statements individually, could affect the future results of Endo and could cause those results to differ materially from those expressed in the forward-looking statements contained in this press release. Important factors that may affect future results include, but are not limited to: market acceptance of the Company’s products and the impact of competitive products and pricing; dependence on sole source suppliers; the success of the Company’s product development activities and the timeliness with which regulatory authorizations and product launches may be achieved; successful compliance with extensive, costly, complex and evolving governmental regulations and restrictions; the availability on commercially reasonable terms of raw materials and other third party manufactured products; exposure to product liability and other lawsuits and contingencies; dependence on third party suppliers, distributors and collaboration partners; the ability to timely and cost effectively integrate acquisitions; uncertainty associated with pre-clinical studies and clinical trials and regulatory approval; uncertainty of market acceptance of new products; the difficulty of predicting FDA approvals; risks with respect to technology and product development; the effect of competing products and prices; uncertainties regarding intellectual property protection; uncertainties as to the outcome of litigation; changes in operating results; impact of competitive products and pricing; product development; changes in laws and regulations; customer demand; possible future litigation; availability of future financing and reimbursement

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policies of government and private health insurers and others; and other risks and uncertainties detailed in Endo’s filings with the Securities and Exchange Commission, including its Registration Statement on Form S-3 filed with the SEC on July 1, 2003. Readers should evaluate any statement in light of these important factors.

(Tables Attached)

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The following table presents Endo’s unaudited net sales for the three months and six months ended June 30, 2003 and June 30, 2002:

Endo Pharmaceuticals Holdings Inc.
Net Sales (unaudited)
(in thousands)

	Three Months Ended
	June 30,

	2003	2002

Percocet®	$52,434	$40,610
Lidoderm®	50,617	25,834
Other Brands	8,098	4,295

Total Brands	$111,149	$70,739
Total Generics	$40,878	$37,163

Total Net Sales	$152,027	$107,902

Endo Pharmaceuticals Holdings Inc.
Net Sales (unaudited)
(in thousands)

	Six Months Ended
	June 30,

	2003	2002

Percocet®	$107,893	$64,078
Lidoderm®	92,107	35,836
Other Brands	15,477	9,621

Total Brands	$215,477	$109,535
Total Generics	$88,824	$65,393

Total Net Sales	$304,301	$174,928

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The following table presents Endo’s consolidated statements of operations for the three months and six months ended June 30, 2003 and June 30, 2002:

Endo Pharmaceuticals Holdings Inc.
Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2003	2002	2003	2002

NET SALES	$152,027	$107,902	$304,301	$174,928
COST OF SALES	26,258	27,805	53,835	46,696

GROSS PROFIT	125,769	80,097	250,466	128,232
COSTS AND EXPENSES:
Selling, general and administrative	41,801	27,562	77,917	51,145
Research and development	9,438	15,142	21,502	28,538
Depreciation and amortization	1,365	691	2,717	1,476
Compensation related to stock options – primarily selling, general and administrative	—	—	48,514	—

OPERATING INCOME	73,165	36,702	99,816	47,073
INTEREST EXPENSE, Net	22	1,649	153	3,271

INCOME BEFORE INCOME TAX	73,143	35,053	99,663	43,802
INCOME TAX	27,975	13,052	38,136	16,425

NET INCOME	$45,168	$22,001	$61,527	$27,377

NET INCOME PER SHARE:
Basic	$.34	$.22	$.49	$.27
Diluted	$.34	$.22	$.46	$.27
WEIGHTED AVERAGE SHARES:
Basic	131,734	102,064	125,014	102,064
Diluted	132,667	102,271	132,419	102,276

The following table presents the Endo’s unaudited condensed consolidated balance sheet data at June 30, 2003 and December 31, 2002:

Endo Pharmaceuticals Holdings Inc.
Condensed Consolidated Balance Sheet Data (unaudited)
(in thousands)

	June 30,	December 31,
	2003	2002

ASSETS
Cash and cash equivalents	$168,474	$56,902
Accounts receivable, net	119,417	119,496
Inventory	39,696	35,516
Other current assets	64,641	45,573

Total current assets	392,228	257,487
Property and equipment, net	12,707	11,810
Goodwill	181,079	181,079
Other Intangibles, net	35,649	36,755
Deferred income taxes	21,585	21,184
Other assets	5,041	4,657

TOTAL ASSETS	$648,289	$512,972

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$177,426	$152,429
Other liabilities	7,734	7,851
Total stockholders’ equity	463,129	352,692

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$648,289	$512,972

The following table presents condensed consolidated cash flow data for the six months ended June 30, 2003 and June 30, 2002:

Endo Pharmaceuticals Holdings Inc.
Condensed Consolidated Cash Flow Data (unaudited)
(in thousands)

	Six Months Ended
	June 30,
	2003	2002
Net cash provided by operating activities	$139,122	$64,031
Net cash used in investing activities	(27,309)	(827)
Net cash used in financing activities	(241)	(6,726)

Net increase in cash and cash equivalents	$111,572	$56,478
Cash and cash equivalents, beginning of period	$56,902	$95,357

Cash and cash equivalents, end of period	$168,474	$151,835

Definition of Consolidated EBITDA:

Endo’s amended and restated credit facility defines Consolidated EBITDA as consolidated net income for the applicable period plus, without duplication and to the extent deducted from revenues in determining consolidated net income for that period, the sum of (a) the aggregate amount of consolidated cash interest expense for the period, (b) the aggregate amount of letter of credit fees paid during the period, (c) the aggregate amount of income tax expense for the period, (d) all amounts attributable to depreciation and amortization for the period, (e) all extraordinary and non-recurring charges during the period (provided that the amount of charges added to consolidated net income pursuant to this clause (e) that are incurred in connection with any transfer of manufacturing operations shall not exceed $10 million during any fiscal year of Endo or $20 million in the aggregate) and (f) all other non-cash charges during the period; and minus, without duplication and to the extent added to revenues in determining consolidated net income for such period, the sum of (i) all extraordinary gains during the period and (ii) all other non-cash gains during such period, all as determined on a consolidated basis with respect to Endo and its subsidiaries in accordance with generally accepted accounting principles.

Reconciling Items:

Non-cash manufacturing charges reflect the present value of non-interest bearing promissory notes issued annually to Bristol-Myers Squibb Pharma Company (“BMS”) (formerly the DuPont Pharmaceuticals Company) over the initial five-year term of the manufacturing and supply agreement with BMS. Non-cash compensation charge is the non-cash charge resulting from the vesting of stock options pursuant to the Endo Pharma LLC stock option plans. Stock options granted pursuant to the Endo Pharma LLC stock option plans vest if our common stock reaches certain defined thresholds. These options are exercisable for shares currently held by Endo Pharma LLC, and their exercise will not dilute the ownership of other holders of our common stock. Manufacturing transfer costs represent the costs incurred to transfer certain products from BMS to alternative manufacturers. Endo anticipates incurring these manufacturing transfer costs during 2003. Milestone payments to partners represent estimated contractual payments which will be made to development partners based upon the anticipated successful achievement of certain defined regulatory milestones.